Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Fundrise eREIT, LLC of our report dated February 4, 2026, relating to the consolidated financial statements of Fundrise Equity REIT, LLC, appearing in the Joint Information Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Joint Information Statement/Prospectus.

/s/ RSM US LLP

Stamford, Connecticut

February 4, 2026

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